SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



Date of Report (Date of earliest event reported)    July 16, 1998

                            U.S. Wireless Data, Inc.
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             (Exact name of registrant as specified in its charter)


   Colorado                        0-22848                       84-1178691
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(State or other                 (Commission                   (I.R.S. Employer
jurisdiction                     File Number)                Identification No.)
of incorporation)


           2200 Powell Street, Suite 450, Emeryville, California       94608
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               (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code (510) 596-2025
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         (Former name or former address, if changed since last report.)
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Item 5.  Other Events.

Filing of Amendment No. 1 to Registration Statement on Form SB-2
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         On July 16, 1998,  U.S.  Wireless  Data,  Inc.  (the  "Company")  filed
Amendment No. 1 to its Registration Statement on Form SB-2 (SEC File No. 333-52625) with the United States Securities and Exchange Commission (the "SEC"). The Registration Statement is being effected to register a total of 7,240,356 shares of Common Stock (the "Shares"). The number of shares being registered was decreased from 7,324,106 included in the initial filing of the Registration Statement due to the Company's decision not to include shares underlying a common stock purchase warrant exercisable for 82,500 shares (the owner of which has not responded to Company requests for information needed for the registration of the shares) and the conversion of a convertible promissory note to shares prior to its final due date (which decreased the number of shares issuable upon such conversion by 1,250 shares, which have been removed from the Registration Statement). The Shares are being registered and will be offered for sale by certain holders of the Company's securities. None of the Shares are being sold by the Company and the Company will not receive any proceeds from sales of the Shares. The Company expects that it will obtain effectiveness of the Registration Statement with the SEC within the next week to ten days.

         A copy of Amendment No. 1 to the Registration Statement on Form SB-2 is filed as Exhibit 99.1 to this Form 8-K Current Report. The disclosure contained in Amendment No. 1 to the Registration Statement on Form SB-2 is incorporated by reference in this Report, with the exception of the disclosure in the Registration Statement contained in the section entitled "Certain Transactions - Transactions with RBB Bank Aktiengesellschaft" describing the proposed purchase by RBB Bank of the Company's 6% Convertible Subordinated Debentures, and the section entitled "Description of Securities - RBB Bank Promissory Note," which is superseded by the disclosure contained in the following section of this Form 8-K Current Report.


Agreement with Ameritech Mobile Communications, Inc.
----------------------------------------------------

         On July 16, 1998, the Company and Ameritech Mobile Communications, Inc. ("Ameritech"), executed an exclusive Joint Marketing and Operating Agreement which had been agreed to in principal several weeks earlier. Pursuant to the agreement, Ameritech has agreed to use its good faith efforts to market exclusively the Company's TRANZ Enablers and credit card processing services, together with an Ameritech CDPD IP address (the "USWD Solution") in Ameritech CDPD markets in Chicago and Springfield, Illinois, St. Louis, Missouri, Cincinnati, Dayton and Columbus, Ohio and Detroit, Michigan to merchants who currently use VeriFone TRANZ 330, 380 or 460 credit card authorization terminals. The Company is obligated to use Ameritech CDPD service exclusively in all of the designated Ameritech CDPD markets, except for unsolicited orders for the Company's products or services from a merchant or another CDPD service provider. The Company must maintain at least one service support person in each Ameritech designated CDPD market. The Company is obligated to train the Ameritech sales representatives and to provide appropriate promotional materials, timely process merchant applications submitted by Ameritech sales representatives, timely place the USWD Solution with merchants whose applications have been approved by the Company and its designated processing entity, train the merchants in the use of the USWD Solution and provide support services to merchants enrolled to use the USWD Solution. The Company is required to provide a TRANZ Enabler to the merchant at no additional charge beyond the application fee, deploy a fully configured TRANZ Enabler with the merchant within ten business days following approval of the application by the processing company (for merchants where the quantity of hardware is 25 units or less) and to schedule timely deployment with merchants who require greater than 25 units. USWD is to pay Ameritech a one time fee fee for each IP address activated per merchant. The agreement has a term of two years and renews automatically for an additional two years. The agreement may be terminated by either party at any time upon 90 days written notice to the other party. There are no minimum CDPD airtime purchase obligations to the Company under the agreement.

Appointment of Roger L. Peirce as Director
------------------------------------------

         On July 22, 1998, the Company appointed Roger L. Peirce to serve as a director of the Company. Mr. Peirce has been in the credit card and electronic commerce industry for 17 years. He was with First Data Corporation ("FDC"), the largest credit card processing company in the United States, from January, 1994 until June, 1998, where he served most recently as president of FDC's Merchant Services Organization. Prior to joining FDC, Mr.

Peirce spent 13 years at VISA, commencing in 1981 as manager of software development. He worked at VISA in various capacities and in 1989, became its Chief Operating Officer. In 1991, Mr. Peirce moved from VISA USA to VISA International and thereafter served on all five VISA Regional Boards. Since 1963 until joining VISA, Mr. Peirce worked for IBM, where his final position was that of national account manager for VISA. While at IBM, he managed all IBM resources for several large development contracts to build VISA's global systems. Mr. Peirce attended San Jose State University where he earned a B.A. in Mathematics in 1963.


Closing of Private Offering of 6% Convertible Subordinated
Debentures Due July 21, 2000 and Common Stock Purchase Warrants
---------------------------------------------------------------

         On July 27, 1998, the Company completed a private offering of $2,000,000 principal amount of 6% Convertible Subordinated Debentures due July 21, 2000 (the "Debentures") and Common Stock Purchase Warrants Exercisable to Purchase 100,000 shares of Common Stock exercisable at $4.25 per share until July 21, 2001 (the "Warrants"). The net proceeds to the Company from the offering were approximately $1,810,000, after paying finder's fees of $190,000, but before paying additional expenses of the offering, which the Company estimates will be approximately $20,000. The Company used $251,357 of the proceeds from the offering to pay off a $250,000 short term bridge loan from RBB Bank Aktiengesellschaft, which was evidenced by a promissory note dated June 26, 1998 and will use the balance of the proceeds as working capital and to repay existing obligations. RBB Bank Aktiengesellschaft is the record holder of 1,600,000 shares of the Company's Series A Cumulative Convertible Redeemable Preferred Stock, purchased $1,000,000 of the Debentures.

         THE FOLLOWING IS A SUMMARY OF THE TERMS AND CONDITIONS OF CERTAIN AGREEMENTS ENTERED INTO BETWEEN THE COMPANY AND THE PURCHASERS OF THE DEBENTURES. THE DESCRIPTIONS OF THE TERMS OF THE AGREEMENTS ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO COPIES OF THE OPERATIVE DOCUMENTS, INCLUDING THE DEBENTURE AGREEMENT (AND FORM OF DEBENTURE CERTIFICATE INCLUDED THEREIN), THE WARRANT AND THE REGISTRATION RIGHTS AGREEMENT WHICH ARE FILED AS EXHIBITS TO THIS FORM 8-K CURRENT REPORT.

         The Debentures are payable in full two years after the date of initial issuance, which was July 22, 1998 (the "Initial Issuance Date"), if not converted to Common Stock before that date. The Debentures pay interest in cash at the rate of six percent (6%) per annum, payable quarterly in arrears at each of March 31, June 31, September 31 and December 31 (with the first interest payment due on or before January 15, 1999 for the entire period from the date of issuance of the Debentures through December 31, 1998).

         The Debentures are convertible into shares of Common Stock at the option of the holders at the lesser of: 80% of the average closing bid price of the Common Stock over the five trading days prior to conversion; or $4.25 per share (the "Fixed Conversion Price"). Fifty percent of the Debentures held by any holder become convertible on the earlier of effective registration of the underlying shares with the SEC or 120 days after the Initial Issuance Date. The remaining 50% of the Debentures become convertible 150 days after the Initial Issuance Date. Subject to certain adjustments described below, the Debentures cannot be converted below a "floor" price, which is $2.125 per share. The floor is eliminated 180 days after the Initial Issuance Date. If the Company issues any other security convertible into shares of Common Stock within 180 days of the Initial Issuance Date with a floor price less than that of the Debentures, the Debenture floor price is reduced to that lesser amount. Any conversion restrictions (both time and price) are eliminated upon the announcement of a consolidation, merger or other business combination of the Company in which the Company is not the surviving entity.

         Once the underlying Common Stock has been registered with the SEC for at least 90 days and the Common Stock has traded at or above $8.50 for at least 20 consecutive trading days (based on the average closing bid price over such period), the Company can require conversion of the Debentures, subject to certain restrictions if the stock is suspended from trading or the registration of the underlying Common Stock is suspended.

         The Company may redeem the Debentures at any time from the Initial Issuance Date to 120 days thereafter if the Common Stock is trading above the floor price, on the following basis: to day 60 at 105% of face value plus accrued interest; from day 61 to day 90 at 112.5% of face value plus accrued interest; and from day 91 to day 120 at 120% of face value plus accrued interest. At the time of any such redemption, the Company must also issue additional Common Stock purchase warrants for 50,000 shares of Common Stock per $1,000,000 of redeemed Debentures, exercisable for three years at the closing bid price on the day prior to redemption.

         The Company has agreed that it will file to register the Common Stock underlying the Debentures with the SEC within 75 days of the Initial Issuance Date and that it will respond to initial SEC comments within 15 days of receipt and any subsequent SEC comments within 10 days of receipt. In the event the registration is not effective with the SEC within 120 calendar days of the Initial Issuance Date, the Company must pay a cash penalty of two percent (2%) of the face amount of the Debentures and thereafter an amount equal to three percent (3%) of the face amount for every thirty calendar days (or any fraction thereof) until the registration is effective. In the event the registration is not effective by the 150th day after the Initial Issuance Date, the Company can be required by the holders to redeem the Debentures at 120% of face value, plus accrued interest to the date of redemption. The Company is obligated to pay all registration expenses incurred in registering the shares for the holders of the Debentures and the Warrants.

         Any Debentures that have not been converted to Common Stock as of the maturity date, or upon a merger, consolidation or other sale of the Company or its assets in which the Company is not the surviving entity, are to either be converted into Common Stock at the conversion price then in effect or, at the option of the holders, must be redeemed by the Company.

         The purchasers of the Debentures also received on a pro rata basis, three year, Common Stock purchase warrants to purchase 50,000 shares of Common Stock per $1,000,000 of Debentures purchased by them, exercisable at $4.25 per share. The Company will register the shares of Common Stock underlying the Warrants at the same time as it registers the shares of Common Stock underlying the Debentures.

         JW Charles Securities, Inc. of Boca Raton, Florida, acted as the primary finder in the transaction and the Company paid JW Charles a finder's fee equal to seven percent (7%) of the amount raised from the sale of the Debentures, which amounted to $140,000. One percent of the cash finder's fee payable to JW Charles ($14,000) is to remain in escrow and will be refunded to the Company if the Debentures are redeemed within 60 days of the Initial Issuance Date. In addition, JW Charles is entitled to receive a three year, 60,000 share Common Stock purchase warrant exercisable at $4.50 per share. The shares underlying the Warrant are entitled to piggyback registration rights, with the registration expenses to be paid by the Company.

     The Company has also agreed to pay a finder's fee to Liviakis Financial Communications, Inc. ("LFC") in the amount of Two and One Half Percent (2.5%) of the amount raised on the sale of the Debentures, which amounts to $50,000, under the consulting agreement between the Company and LFC dated as of July 25, 1997. Messrs. John M. Liviakis and Robert B. Prag, who are affiliates of LFC, are significant shareholders of the Company.

Item 7.  Financial Statement and Exhibits.

The following Exhibits are filed as part of this report:

Exhibit
Number         Description of Exhibit
------         ----------------------

4.1 Debenture Agreement for 6% Convertible Subordinated Debentures Due July 21, 2000

4.2 Form of Common Stock Purchase Warrant issuable to Debenture Purchasers and JW Charles Securities, Inc.

4.3            Form of Registration Rights Agreement

10.1 Joint Marketing and Operating Agreement with Ameritech Mobile Communications, Inc. dated July 16, 1998

99.1 Amendment No. 1 to Registration Statement on Form SB-2, filed by the Company with the SEC as of July 16, 1998 (including exhibits filed therewith)

Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          U.S. Wireless Data, Inc.
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                                          (Registrant)


         July 30, 1998                By  /s/ Evon A. Kelly
            (Date)                        -----------------
                                          (Signature)
                                          Evon A. Kelly, Chief Executive Officer


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